Exhibit 10.35
1507 7th Street, Unit 425
Santa Monica, CA 90401

December 31, 2014

Cobrador Multi-Strategy Partners LP
32 Creemer Road
Armonk, New York 10504

RE: Modification to the series of Senior Convertible Notes (“the Notes”) and associated series A Warrants (“the A Warrants”) dated June 18, 2013 through December 2, 2014 by and between Cobrador Multi-Strategy Partners LP (“the Buyer”) and U-Vend, Inc. and Internet Media Services, Inc. (“the Company”).

Dear Mr. Graber,
Reference is made to the above mentioned Notes and Warrants.  By signing below you, as Buyer, agree to the following modifications to the specific Notes and Warrants. Please note that all common share and warrant prices and quantities in this agreement are reflective of the May 16, 2014 200 for 1 reverse stock split.

1.	All the Notes issued during the period from June 13, 2014 through December 2, 2014, in the aggregate principal amount of $400,000, are modified to have a maturity date of December 31, 2015.

2.	Interest on these Notes shall continue at 7% per annum through the revised maturity date of December 31, 2015.

3.	The expiration date for the A Warrants granted in connection with the Notes issued during the period from June 13, 2014 through December 2, 2014 will be extended by 12 months as follows:

	A Warrants	Revised Expiration Date
June 18, 2013	1,500,000	6/18/16
August 21, 2013	1,500,000	8/21/16
October 17, 2013	1,500,000	10/17/16
November 15, 2013	600,000	11/15/16
December 26, 2013	900,000	12/26/16
January 8, 2014	1,500,000	1/8/17
February 19, 2014	750,000	2/19/17
March 7, 2014	750,000	3/7/17
April 1, 2014	750,000	4/1/17
May 1, 2014	750,000	5/1/17
June 3, 2014	600,000	6/3/17
November 5, 2014	600,000	11/5/17
December 2, 2014	300,000	12/2/17

The effective date of the above modifications to the Stock Purchase Agreement and underlying Note and Warrant agreements (“the Agreements”) shall be October 17, 2014.  The remaining terms and conditions of the Agreements are not modified and remain the same. If you are in agreement with the above, please sign below.

 Sincerely,
/s/ Raymond Meyers
Raymond Meyers
President U-Vend, Inc

Agreed and accepted:
/s/ David Graber
David Graber
Buyer
Cobrador Multi-Strategy Partners